UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Effective as of September 30, 2014, Telkonet, Inc. (the “Company”) and its wholly owned subsidiary, EthoStream LLC, as co-borrowers (collectively, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Heritage Bank of Commerce, a California state chartered bank (the “Bank”), governing a new revolving credit facility in a principal amount not to exceed $2,000,000 (the “Credit Facility”). Availability of borrowings under the Credit Facility from time to time is subject to a borrowing base calculation based on the Company’s eligible accounts receivable and eligible inventory each multiplied by an applicable advance rate, with an overall limitation tied to the Company’s eligible accounts receivable. The Agreement is available for working capital and other lawful general corporate purposes. The outstanding principal balance of the Credit Facility bears interest at the Prime Rate plus 3.00%. The Credit Facility matures on September 30, 2016, unless earlier accelerated under the terms of the Loan Agreement.

The Loan Agreement contains customary covenants that place restrictions on, among other things, the incurrence of debt, granting of liens and sale of assets. The Credit Agreement also contains financial covenants that require the Borrowers to maintain a minimum EBITDA level, measured quarterly, and a minimum asset coverage ratio, measured monthly. A violation of any of these covenants could result in an event of default under the Loan Agreement. Upon the occurrence of such an event of default or certain other customary events of defaults, payment of any outstanding amounts under the Revolving Credit Facility may be accelerated and the Bank’s commitment to extend credit under the Loan Agreement may be terminated. The Agreement contains other representations and warranties, covenants, and other provisions customary to transactions of this nature.

The Borrowers’ obligations under the Loan Agreement are secured by all assets of the Company and Ethostream LLC, pursuant to a grant of a security interest contained in the Loan Agreement, and a grant of a security interest in all of the Borrowers’ intellectual property pursuant an Intellectual Property Security Agreement dated as of September 30, 2014, by and among the Bank, Telkonet, Inc., and EthoStream LLC (the “Intellectual Property Security Agreement”).

The descriptions of the Loan Agreement and the Intellectual Property Security Agreement contained herein are qualified in their entirety by reference to the full text of the Agreement and the Intellectual Property Security Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

In addition, pursuant to the Loan Agreement, the Company agreed to issue the Bank a warrant (the "Warrant") to purchase shares of Telkonet's common stock, $0.001 par value per share, at a price per share equal to 125% of the average daily dollar volume-weighted average price for the 30 trading days prior to the closing date of the Loan and Security Agreement (the “Exercise Price”). The number of shares shall be that number of shares derived by dividing $50,000 by the Exercise Price, rounded up or down to the nearest whole number. The Warrant will expire on September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-

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Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement entered into as of September 30, 2014, among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.
10.2	Intellectual Property Security Agreement dated as of September 30, 2014 among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2014	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement entered into as of September 30, 2014, among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.
10.2	Intellectual Property Security Agreement dated as of September 30, 2014 among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.

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